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As filed with the Securities and Exchange Commission on July 9, 2001.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FINET.COM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3115180
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2527 Camino Ramon, Suite 200, San Ramon, California 94583

(Address of Principal Executive Offices) (Zip Code)

FiNet.com, Inc. 1998 Non-Employee Directors' Stock Option Plan, As Amended

FiNet.com, Inc. 1998 Stock Option Plan, As Amended

(Full Titles of the Plans)

L. Daniel Rawitch, Chief Executive Officer
FiNet.com, Inc.
2527 Camino Ramon, Suite 200, San Ramon, California 94583

(Name and Address of Agent For Service)

(925) 242-5800

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Robert D. Sanchez, Esquire
Wilson Sonsini Goodrich & Rosati
Professional Corporation
7927 Jones Branch Drive, Suite 400
McLean, Virginia 22102

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.01	3,200,000 shares(2)	$0.625(3)	$2,000,000	$500.00

   (1) Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

   (2) Consists of 3,000,000 shares that may be issued pursuant to options granted under the FiNet.com, Inc. 1998 Stock Option Plan, as amended, and 200,000 shares that may be issued pursuant to options granted under the FiNet.com, Inc. 1998 Non-Employee Directors' Stock Option Plan, as amended.

   (3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the bid and asked prices for the Registrant's Common Stock on July 3, 2001, as reported by the Nasdaq SmallCap Market.

   This Registration Statement relates to the registration of additional securities of the same class as other securities for which registration statements are effective relating to the FiNet.com, Inc. 1998 Stock Option Plan, as amended, and the FiNet.com, Inc. 1998 Non-Employee Directors' Stock Option Plan, as amended. Pursuant to General Instruction E of Form S-8, this Registration Statement also incorporates by reference (i) Registration Statement No. 333-84245 on Form S-8, relating to an aggregate of 83,333 shares issuable under the FiNet.com, Inc. 1998 Non-Employee Directors' Stock Option Plan, as amended and (ii) Registration Statement No. 333-57287 on Form S-8 and Registration Statement No. 333-84233 on Form S-8, relating to 833,333 shares issuable under the FiNet.com, Inc. 1998 Stock Option Plan, as amended.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    FiNet.com, Inc. (the "Registrant") is filing this Registration Statement solely to register additional shares of Common Stock issuable under the Registrant's 1998 Stock Option Plan, as amended, and the Registrant's 1998 Non-Employee Directors' Stock Option Plan, as amended. This Registration Statement incorporates by reference the contents of (i) the Registrant's Registration Statement on Form S-8 (File No. 333-57287), filed with the Securities and Exchange Commission on June 19, 1998, (ii) the Registrant's Registration Statement on Form S-8 (File No. 333-84233), filed with the Securities and Exchange Commission on August 2, 1999, and (iii) the Registrant's Registration Statement on Form S-8 (File No. 333-84245), filed with the Securities and Exchange Commission on August 2, 1999.

Item 8. Exhibits.

Exhibit Number
5	Legal Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Reuben E. Price & Co.
23.3	Consent of Richard A. Eisner & Company, LLP
23.4	Consent of Wilson Sonsini Goodrich & Rosati, P.C. is included in their legal opinion filed as Exhibit 5 hereof.
24	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Finet.com, Inc. 1998 Non-Employee Directors' Stock Option Plan, as amended.
99.2	Finet.com, Inc. 1998 Stock Option Plan, as amended.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on the 9th day of July, 2001.

FINET.COM, INC.
By:	/s/ L. DANIEL RAWITCH L. Daniel Rawitch Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints L. Daniel Rawitch and D. Allen Malmuth and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Office	Date

/s/ L. DANIEL RAWTICH	Chief Executive Officer, President and Vice Chairman; Principal Executive, Financial and Accounting Officer	July 9, 2001
/s/ DIOGO ABREU	Director	July 9, 2001
/s/ ANTONIO P. FALCÁO	Director	July 9, 2001
/s/ S. LEWIS MEYER	Director	July 9, 2001
/s/ STEPHEN J. SOGIN	Director	July 9, 2001

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INDEX TO EXHIBITS

Exhibit Number		Sequential Page Number
5	Legal Opinion of Wilson Sonsini Goodrich & Rosati P.C.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Reuben E. Price & Co.
23.3	Consent of Richard A. Eisner & Company, LLP
23.4	Consent of Wilson Sonsini Goodrich & Rosati P.C. is included in their legal opinion filed as Exhibit 5 hereof.
24	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Finet.com, Inc. 1998 Non-Employee Directors' Stock Option Plan, as amended.
99.2	Finet.com, Inc. 1998 Stock Option Plan, as amended.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS